As filed with the Securities and Exchange Commission on December 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nikola Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-4151153 (I.R.S. Employer Identification Number)

4141 E Broadway Road

Phoenix, Arizona 85040

(480) 581-8888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Britton M. Worthen, Esq.

Chief Legal Officer

Nikola Corporation

4141 E Broadway Road

Phoenix, Arizona 85040

(480) 581-8888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stanley F. Pierson Gabriella A. Lombardi Julie Park Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, California 94304-1115 Telephone: (650) 233-4500	Casey Fleck Milbank LLP 2029 Century Park East Los Angeles, California 90067-3019 Telephone: (428) 386-4000

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, Dated December 9, 2024

PROSPECTUS

Up to 34,159,256 Shares

Nikola Corporation

Common Stock

This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus of up to 34,159,256 shares of our common stock, $0.0001 par value per share, or common stock, which is the maximum number of shares issuable at the current conversion rate of 320.9243 shares per $1,000 principal amount of Notes (as defined below), which conversion rate is in effect through January 31, 2025, consisting of (i) up to 33,920,250 shares issuable upon conversion of our 8.00% / 11.00% Convertible Senior PIK Toggle Notes due 2026, or the June 2022 Notes, that are outstanding as of the date of this prospectus, and (ii) up to 239,006 shares issuable upon conversion of our 8.00% / 8.00% Series C Convertible Senior PIK Toggle Notes due 2026, or the June 2023 Notes, that are outstanding as of the date of this prospectus and the maximum principal amount of June 2023 Notes potentially issuable on December 31, 2024 as payment in kind, or PIK, interest payments on such June 2023 Notes. The June 2022 Notes and the June 2023 Notes are referred to herein as the Notes.

When we refer to the selling stockholders in this prospectus, we are referring to the entities named in this prospectus as the selling stockholders and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares of our common stock or interests in shares of our common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other non-sale related transfer. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders.

Our registration of the shares of our common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares of our common stock. The selling stockholders identified in this prospectus may sell the shares of our common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the securities in the section entitled “Plan of Distribution.”

Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “NKLA.” On December 6, 2024, the last reported sale price of our common stock was $1.61 per share.

Investing in our common stock involves risks. See the section entitled “Risk Factors” beginning on page 3 of this prospectus and any risk factors that are included in our filings with the Securities and Exchange Commission, or the SEC, that are incorporated by reference herein before making an investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024

Neither we nor the selling stockholders has authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or the selling stockholders or to which we or the selling stockholders have referred you, and you should not rely on any other information. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference herein or therein, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

Nikola and the Nikola logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners.

Unless the context otherwise requires, references in this prospectus to “Nikola,” the “company,” “we,” “us” and “our” refer to Nikola Corporation and its consolidated subsidiaries.

PROSPECTUS SUMMARY

This summary highlights certain information contained in or incorporated by reference in this prospectus. Because it is a summary, it does not contain all the information that you should consider before investing. Before you decide to invest in our common stock, you should read carefully and in its entirety this prospectus and the documents incorporated by reference herein, including the information under the heading “Risk Factors” beginning on page 3 herein, in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, the respective financial statements and accompanying notes, and other information incorporated by reference in this prospectus, including any documents that we file with the SEC after the date hereof.

Our Company

Nikola is a technology innovator and integrator, working to develop innovative energy and transportation solutions. We are pioneering a business model that is intended to enable corporate customers to integrate next-generation truck technology, hydrogen fueling and charging infrastructure, and related maintenance.

We believe our expertise lies in design, innovation, software, and engineering. We assemble, integrate, and commission our vehicles in collaboration with our business partners and suppliers. Our approach has always been to leverage strategic partnerships to help lower cost, increase capital efficiency and accelerate speed to market.

Corporate Information

We are a Delaware corporation and were incorporated as VectoIQ Acquisition Corp., or VectoIQ, in January 2018. On June 3, 2020, VectoIQ consummated a business combination with Nikola Corporation, a Delaware corporation, or Legacy Nikola, and, in connection therewith, (i) VectoIQ’s wholly-owned subsidiary merged with and into Legacy Nikola, whereby Legacy Nikola survived the merger and was deemed the accounting predecessor of the merger and became the successor registrant for SEC purposes and (ii) we changed our name to “Nikola Corporation.” Upon consummation of the foregoing transactions, Legacy Nikola became our wholly-owned subsidiary.

Our principal executive offices are located at 4141 E Broadway Road, Phoenix, Arizona 85040. Our telephone number is (480) 581-8888. Our website address is www.nikolamotor.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus.

The Offering

Issuer	Nikola Corporation

Shares of Common Stock Outstanding	84,467,751 shares of common stock as of December 3, 2024.

Shares of Common Stock Offered by the Selling Stockholders	Up to 34,159,256 shares of common stock, consisting of (i) up to 33,920,250 shares issuable upon conversion of the June 2022 Notes that are outstanding as of the date of this prospectus, and (ii) up to 239,006 shares issuable upon conversion of the June 2023 Notes that are outstanding as of the date of this prospectus and the maximum principal amount of June 2023 Notes potentially issuable on December 31, 2024 as PIK interest payments on such June 2023 Notes. Assuming that no Notes are converted on or prior to January 31, 2025, the aggregate amount of shares issuable upon conversion thereafter of all Notes (including shares underlying the maximum principal amount of Notes potentially issuable as PIK interest payments on the Notes) will be less than 34,159,256 shares. Throughout this prospectus, when we refer to the shares of common stock being registered on behalf of the selling stockholders, we are referring to the shares of our common stock that may be issued upon conversion of the Notes regardless of when converted. See “Plan of Distribution.”

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

Risk Factors	Any investment in the common stock offered hereby involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus or incorporated herein by reference.

Nasdaq Global Select Market trading symbol	“NKLA”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by Amendment No. 1 to Annual Report on Form 10-K/A, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 and our Current Reports on Form 8-K incorporated by reference in this prospectus, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus and any prospectus supplement to this prospectus before deciding to invest in our common stock. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial plans or performance. When used in this prospectus and the documents incorporated herein by reference, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “intend,” “expect,” “forecast,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “seeks,” “scheduled,” “will,” and similar expressions are intended to identify forward-looking statements, and include but are not limited to:

•	our financial and business performance;

•	expected timing with respect to the production and attributes of our trucks;

•	expectations regarding our hydrogen fuel solutions;

•	timing of completion of production and other milestones;

•	our strategy, operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the execution of definitive agreements with our strategic partners and the success of our collaborations;

•	the failure to convert letters of intent or memoranda of understanding into binding orders;

•	the cancellation of orders;

•	our future capital requirements, ability to raise capital in the future and sources and uses of cash;

•	costs of capital;

•	the ability to obtain parts and components on a timely basis and at the acceptable prices;

•	the outcome of investigations, litigation, complaints, product liability claims and/or adverse publicity;

•	the execution, market acceptance and success of our business model;

•	the impact of health epidemics on our business and the actions we may take in response thereto;

•	developments relating to our competitors and industry;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our cash runway and our ability to obtain funding for our operations;

•	our business, plans and opportunities;

•	our ability to achieve cost reductions for our vehicles;

•	end user demand for our trucks;

•	assumptions regarding our recall campaign and warranty costs;

•	the continued availability of government incentives;

•	changes in applicable laws or regulations; and

•	anticipated trends and challenges in our business and the markets in which we operate.

These statements are subject to known and unknown risks and uncertainties and assumptions that could cause actual results to differ materially from those expected or otherwise implied by the forward-looking statements, including but not limited to the following:

•	our ability to continue as a going concern;

•	our ability to execute our business model, including market acceptance of our products and services;

•	changes in applicable laws or regulations;

•	risks associated with the outcome of any legal, regulatory, or judicial proceedings;

•	our ability to raise capital and the amount and terms thereof;

•	our ability to service, restructure or repay our debt;

•	our ability to compete;

•	the success of our business collaborations;

•	regulatory developments in the United States;

•	the grant, receipt and continued availability of federal and state incentives;

•	the effects of interest rates, inflation, supply chain issues and other economic, business, and/or competitive factors;

•

risks related to the recall, including higher than expected costs, the discovery of additional problems, delays retrofitting the trucks and delivering such trucks to customers, supply chain and other issues that may create additional delays, order cancellations as a result of the recall, litigation, complaints and/or products liability claims, and reputational harm;

•	our history of operating losses; and

•	other risks and uncertainties described in this prospectus or the documents incorporated by reference herein, including those under the section entitled “Risk Factors.”

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

Forward-looking statements in this prospectus speak only as of the date hereof and in the documents incorporated by reference herein speak only as of the date such forward-looking statements are made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein or in the documents incorporated by reference herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law or regulation. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and incorporated herein by reference.

You should read this prospectus, and the documents that we incorporated by reference herein, completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholders.

SELLING STOCKHOLDERS

On April 30, 2022, we entered into an investment agreement, or the Investment Agreement, with Antara Capital LP, or Antara, on behalf of itself and certain advised or managed funds and accounts, pursuant to which we sold $200.0 million aggregate principal amount of the June 2022 Notes. The June 2022 Notes were issued pursuant to an indenture, dated as of June 1, 2022, as supplemented by the first supplemental indenture dated as of April 3, 2023, by the second supplemental indenture dated April 10, 2023, by the third supplemental indenture dated as of June 23, 2023 (the “Third Supplemental Indenture to the June 2022 Indenture”), by the fourth supplemental indenture dated as of November 13, 2024 and by the fifth supplemental indenture dated as of November 27, 2024, or as so supplemented, the June 2022 Indenture, by and among us, the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee. On March 29, 2023, we entered into an exchange agreement, or the Exchange Agreement, with Antara and the guarantors named therein, pursuant to which Antara agreed to exchange $100.0 million aggregate principal amount of the June 2022 Notes for $100.0 million aggregate principal amount of our 8.00% / 11.00% Series B Convertible Senior PIK Toggle Notes due 2026, or the Series B Notes, referred to herein as the Exchange. The Series B Notes were issued pursuant to an indenture, dated as of April 11, 2023, as supplemented by the first supplemental indenture dated as of June 23, 2023 (the “First Supplemental Indenture to the April 2023 Indenture”), by and among us, the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee. The Exchange closed on April 11, 2023. In addition, in June 2023, we issued $11.0 million aggregate principal amount of June 2023 Notes, in connection with obtaining consents from the holders of the June 2022 Notes and the Series B Notes to release Romeo Power, Inc. as a guarantor of the June 2022 Notes and the Series B Notes. The June 2023 Notes were issued pursuant to an indenture, dated as of June 23, 2023, as supplemented by the first supplemental indenture dated as of November 13, 2024 and by the second supplemental indenture dated as of November 27, 2024, or as so supplemented, the June 2023 Indenture, by and among us, the guarantor named therein, and U.S. Bank Trust Company, National Association, as trustee. We can elect to pay interest on the Notes through cash or through payment in kind by an increase in the principal amount of the Notes, or PIK Interest.

We sold the Notes in transactions exempt from the registration requirements of the Securities Act of 1933, or the Securities Act, and expect to rely on an exemption for any issuance of the shares of common stock issuable upon conversion of the Notes. Under the Investment Agreement (granting registration rights to common stock issuable upon conversion of the June 2022 Notes) and Schedule 1 to each of the Notice of Third Supplemental Indenture and Consent dated June 23, 2023 and the Notice of First Supplemental Indenture and Consent dated June 23, 2023 (collectively, the “Consent Related Notices”) (granting registration rights to common stock issuable upon conversion of the June 2023 Notes and relating to the Third Supplemental Indenture to the June 2022 Indenture and the First Supplemental Indenture to the April 2023 Indenture, respectively), we have agreed to file the registration statement of which this prospectus is a part to register the resale of shares issuable upon conversion of the Notes.

The following table sets forth, as of December 3, 2024, the name of the selling stockholders, the maximum aggregate number of shares of common stock beneficially held by the selling stockholders underlying the Notes (including the shares of common stock underlying the maximum principal amount of Notes potentially issuable as PIK interest payments on the Notes), the number of shares of common stock that may be sold by the selling stockholders under this prospectus and the number of shares of common stock that the selling stockholders will beneficially own after this offering.

The following table is based on information provided to us by the selling stockholders. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable

The selling stockholders may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Shares Beneficially Owned Prior to Offering		Number of Shares Being Offered(3)(4)	Shares Beneficially Owned After Offering(3)
Name of Selling Stockholder	Number(1)	Percent(2)		Number	Percent
Antara Capital LP, on behalf of itself and certain advised or managed funds and accounts(5)	9,281,140	9.9%	34,159,256	—	—

(1)	Represents shares issuable upon conversion of the Notes, subject to the 9.9% ownership blocker contained in the applicable indenture governing the Notes.
(2)	Reflects 84,467,751 shares of our common stock outstanding as of December 3, 2024 and gives effect to the total number of shares of our common stock beneficially owned by such selling stockholder.
(3)	Includes shares that may be sold by the selling stockholders under this prospectus that are not currently beneficially owned by selling stockholders.
(4)

Represents the maximum number of shares of common stock that may be issuable upon conversion of the Notes by the selling stockholders, including shares underlying the maximum principal amount of Notes potentially issuable as PIK interest payments on the Notes at the current conversion rate of 320.9243 shares of common stock per $1,000 principal amount of Notes, and assumes that we elect physical settlement for all conversions of the Notes. The conversion rate in respect of (a) the 2022 Notes is subject to adjustment under certain circumstances described in the June 2022 Indenture and will be reset on February 1, 2025 to the conversion rate that was in effect prior to December 3, 2024, which conversion rate was 3.8120 shares of common stock per $1,000 principal amount of 2022 Notes, subject to further adjustment under certain circumstances described in the June 2022 Indenture and (b) the 2023 Notes is subject to adjustment under certain circumstances described in the June 2023 Indenture and will on and after February 1, 2025 no longer be based on a fixed number of shares of common stock per $1,000 principal amount of 2023 Notes but instead be determined based on the formula set forth in the definition of the term “Specified Conversion Rate Amount” that is set forth in the June 2023 Indenture, subject to further adjustment under certain circumstances described in the June 2023 Indenture (provided that the aggregate number of shares of common stock issuable upon conversion of the 2023 Notes on or after February 1, 2025, when taken together with the aggregate amount of shares of common stock issued upon conversion of the 2023 Notes prior to such date, may not exceed 247,289 shares of common stock (which amount is subject to adjustment under certain circumstances described in the June 2023 Indenture)). In addition, selling stockholders will receive cash in lieu of any fractional share of common stock issuable upon conversion of the Notes. Assumes that all shares of common stock being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that such selling stockholders do not acquire additional shares of common stock after the date of this prospectus and prior to completion of this offering.

(5)

Antara Capital LP, a Delaware limited partnership, or the Investment Manager, is the investment manager of, or has investment authority over, Antara Capital Master Fund LP, or Master Fund, and Corbin ERISA Opportunity Fund LTD and CORBIN Opportunity Fund L.P., or the Corbin Funds, and together with Master Fund, the Antara Funds, and may be deemed to have voting and dispositive power with respect to the shares of common stock issuable upon conversion of the June 2022 Notes or the June 2023 Notes. Antara Capital Fund GP LLC, a Delaware limited liability company, serves as the general partner of the Antara Funds. Each of the Antara Funds is an exempted company incorporated under the laws of the Cayman Islands. Himanshu Gulati is the Managing Member of Investment Manager and, accordingly, may be deemed to have voting and dispositive power with respect to the shares of common stock issuable upon conversion of the June 2022 Notes or the June 2023 Notes held by the Antara Funds. Mr. Gulati disclaims beneficial ownership of such shares of common stock held by the Antara Funds except to the extent of any pecuniary interest. The address for each of these entities and individuals is 55 Hudson Yards, 47th Floor, Suite C, New York, New York 10001.

PLAN OF DISTRIBUTION

We are registering the offer and sale, from time to time by, the selling stockholders identified in this prospectus of up to 34,159,256 shares of common stock issuable for conversions of Notes on or prior to January 31, 2025 at a conversion rate of 320.9243 shares per $1,000 principal amount of Notes, consisting of (i) up to 33,920,250 shares issuable upon conversion of the June 2022 Notes that are outstanding as of the date of this prospectus, and (ii) up to 229,813 shares issuable upon conversion of the June 2023 Notes that are outstanding as of the date of this prospectus and up to 9,193 shares underlying the maximum principal amount of June 2023 Notes potentially issuable on December 31, 2024 as PIK interest payments on such June 2023 Notes. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

The current conversion rate in respect of the 2022 Notes is subject to adjustment under certain circumstances described in the June 2022 Indenture and will be reset on February 1, 2025 to the conversion rate that was in effect prior to December 3, 2024, which conversion rate was 3.8120 shares of common stock per $1,000 principal amount of 2022 Notes and subject to further adjustment under certain circumstances described in the June 2022 Indenture. The current conversion rate in respect of the 2023 Notes is subject to adjustment under certain circumstances described in the June 2023 Indenture and will on and after February 1, 2025 no longer be based on a fixed number of shares of common stock per $1,000 principal amount of 2023 Notes but instead be determined based on the formula set forth in the definition of the term “Specified Conversion Rate Amount” that is set forth in the June 2023 Indenture and subject to further adjustment under certain circumstances described in the June 2023 Indenture (provided that the aggregate number of shares of common stock issuable upon conversion of the 2023 Notes on or after February 1, 2025, when taken together with the aggregate amount of shares of common stock issued upon conversion of the 2023 Notes prior to such date, may not exceed 247,289 shares of common stock (which amount is subject to adjustment under certain circumstances described in the June 2023 Indenture)). Assuming that no Notes are converted on or prior to January 31, 2025, the aggregate amount of shares issuable upon conversion thereafter of all Notes (including shares underlying the maximum principal amount of Notes potentially issuable as PIK interest payments on the Notes) will be less than 34,159,256 shares. The aggregate proceeds to the selling stockholders will be the purchase price of the shares less any discounts and commissions borne by the selling stockholders.

Once issued and upon effectiveness of the registration statement of which this prospectus is a part, the shares of our common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling our common stock or interests in our common stock received after the date of this prospectus from a registered stockholder as a gift, pledge, partnership, limited liability company or other entity distribution or other transfer, and may, or may not, elect to sell or transfer their shares of our common stock or interests in our common stock covered by this prospectus, as and to the extent they may determine. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders reserve the right to accept and, together with their agents, to reject, any proposed purchase of shares to be made directly or through agents. The selling stockholders and any permitted transferees may sell or transfer their shares of our common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The shares of our common stock may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

The selling stockholders may use any one or more of the following methods when selling the shares of our common stock offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

block trades in which the broker-dealer so engaged will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•

through trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their shares of common stock on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the shares of our common stock at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell the shares of our common stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

In addition, the selling stockholders may elect to make an in-kind distribution of the shares of our common stock to their respective members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through the registration statement of which this prospectus is a part. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the shares of our common stock acquired in the distribution.

The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the selling stockholders that a donee, pledgee, transferee, other successor- in-interest intends to sell the shares of our common stock, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

There can be no assurance that the selling stockholders will sell all or any of the shares of our common stock offered by this prospectus. In addition, the selling stockholders may also sell the shares under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the shares if they deem the purchase price to be unsatisfactory at any particular time.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering, the settlement of short sales entered into after the date of this prospectus, the names of any agents, dealer or underwriter, any applicable commissions or discounts or any other items constituting compensation from the selling stockholders with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

In connection with the sale of shares of our common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver the shares of our common stock to close out their short positions, or loan or pledge the shares of our common stock to broker-dealers that in turn may sell the shares of our common stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the shares, any underwriters or agents, as the case may be, involved in the offering of such shares may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover over-allotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

In offering the shares of our common stock covered by this prospectus, the selling stockholders and any underwriters, broker-dealers or agents who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those shares may be underwriting discounts and commissions under the Securities Act.

The selling stockholders may solicit offers to purchase the shares directly from, and may sell such Shares directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for its securities.

The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the shares of our common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use the shares of our common stock received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling stockholders may otherwise loan or pledge the shares of our common stock to a financial institution or other third party that in turn may sell the shares of our common stock short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling stockholders, or perform services for us or the selling stockholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the shares of our common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Pursuant to the Investment Agreement and the Consent Related Notices, we have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Nikola Corporation appearing in Nikola Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2023 and the effectiveness of Nikola Corporation’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements, which conclude, among other things, that Nikola Corporation did not maintain effective internal control over financial reporting as of December 31, 2023, based on Internal Control—Integrated Framework issued by the Committee on Sponsoring Organizations of the Treadway Commissions (2013 framework), because of the effects of the material weakness described therein included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we filed with the SEC under the Securities Act, but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. Except as specifically incorporated by reference into this prospectus, the information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

Our website address is www.nikolamotor.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on March 1, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024;

•

our Current Reports on Form 8-K filed with the SEC on January  19, 2024, February  2, 2024, February  9, 2024, February  16, 2024, February  21, 2024, March  4, 2024, March  18, 2024, May  7, 2024, June  6, 2024, June  20, 2024, July  10, 2024, August  19, 2024 (as amended on August  19, 2024), October  31, 2024, November  14, 2024 and November 21, 2024; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on May  15, 2018, as updated by the description set forth in Exhibit 4.24 to our Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, together with any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement and prior to the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040, telephone (480) 581-8888. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

PART II

Information Not Required In Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered. All of the amounts are estimated except the SEC registration fee.

SEC registration fee	$8,943
Legal fees and expenses	30,000
Accounting fees and expenses	5,000
Printing and miscellaneous fees and expenses	16,057

Total	$60,000

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law, or the DGCL, provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements provide that the registrant will indemnify each of its directors and such officers to the fullest extent permitted by law and its charter and its bylaws.

The registrant also maintains a general liability insurance policy, which will cover certain liabilities of directors and officers of the registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.	Exhibits.

Exhibit No.	Description

4.1	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.24 to Amendment No. 1 to the Registrant’s Annual Report on Form 10-K filed on March 1, 2024).

4.2	Indenture (including form of Note), dated June 1, 2022, by and among Nikola Corporation, Nikola Subsidiary Corporation and U.S. Bank Trust Company, National Association (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 3, 2022).

4.3	First Supplemental Indenture to Indenture dated June 1, 2022, by and among Nikola Corporation, Nikola Subsidiary Corporation and U.S. Bank Trust Company, National Association, as trustee, dated April 3, 2023 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on April 14, 2023).

4.4	Second Supplemental Indenture to Indenture dated June 1, 2022, by and among Nikola Corporation, Nikola Subsidiary Corporation and U.S. Bank Trust Company, National Association, as trustee, dated April 10, 2023 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on April 14, 2023).

4.5	Third Supplemental Indenture to Indenture dated June 1, 2022, by and among Nikola Corporation, Nikola Subsidiary Corporation and U.S. Bank Trust Company, National Association, as trustee, dated June 23, 2023 (incorporated by reference to Exhibit 4.5 to the Registrant’s Quarterly Report on Form 10-Q filed on August 4, 2023).

4.6*	Fourth Supplemental Indenture to Indenture dated June 1, 2022, by and among Nikola Corporation, Nikola Subsidiary Corporation and U.S. Bank Trust Company, National Association, as trustee, dated November 13, 2024.

4.7*	Fifth Supplemental Indenture to Indenture dated June 1, 2022, by and among Nikola Corporation, Nikola Subsidiary Corporation and U.S. Bank Trust Company, National Association, as trustee, dated November 27, 2024.

4.8	Indenture (including form of Note) by and among Nikola Corporation, Nikola Subsidiary Corporation and U.S. Bank Trust Company, National Association, as trustee, dated June 23, 2023 (incorporated by reference to Exhibit 4.6 to the Registrant’s Quarterly Report on Form 10-Q filed on August 4, 2023).

4.9*	First Supplemental Indenture to Indenture dated June 23, 2023, by and among Nikola Corporation, Nikola Subsidiary Corporation and U.S. Bank Trust Company, National Association, as trustee, dated November 13, 2024.

4.10*	Second Supplemental Indenture to Indenture dated June 23, 2023, by and among Nikola Corporation, Nikola Subsidiary Corporation and U.S. Bank Trust Company, National Association, as trustee, dated November 27, 2024.

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	Investment Agreement, dated April 30, 2022, by and among Nikola Corporation, Nikola Subsidiary Corporation and Antara Capital LP (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 3, 2022).

Exhibit No.	Description

23.1*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm of Nikola Corporation.

24.1*	Power of Attorney (included on the signature page hereof).

107*	Filing Fee Table.

*	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the

Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona on December 6, 2024.

NIKOLA CORPORATION

By	/s/ Stephen J. Girsky
Stephen J. Girsky
President and Chief Executive Officer

POWER OF ATTORNEY

NOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen J. Girsky, Thomas B. Okray and Britton M. Worthen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen J. Girsky Stephen J. Girsky	President, Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2024

/s/ Thomas B. Okray Thomas B. Okray	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	December 6, 2024

/s/ Steven M. Shindler Steven M. Shindler	Chairman of the Board	December 6, 2024

/s/ Michael L. Mansuetti Michael L. Mansuetti	Director	December 6, 2024

/s/ Jonathan M. Pertchik Jonathan M. Pertchik	Director	December 6, 2024

/s/ Mary L. Petrovich Mary L. Petrovich	Director	December 6, 2024

Signature	Title	Date

/s/ Bruce L. Smith Bruce L. Smith	Director	December 6, 2024

/s/ Carla M. Tully Carla M. Tully	Director	December 6, 2024

/s/ John C. Vesco John C. Vesco	Director	December 6, 2024

/s/ Andrew M. Vesey Andrew M. Vesey	Director	December 6, 2024